LICENSING AGREEMENT NO. 00-1001

BETWEEN
3W CYBER LOGISTICS, INC.
SUITE 1208, 808 NELSON ST., VANCOUVER, BC, V6Z 2S1

AND
WICE FREIGHT SERVICES INC.
177-15, 149TH ROAD, JAMAICA, NY 11434

TERMS OF AGREEMENT

1. THE SIGNING AND DATING OF THIS AGREEMENT BRINGS INTO EFFECT A CONTRACTUAL AGREEMENT BETWEEN 3W CYBER LOGISTICS, INC., HEREINAFTER THE "LICENSOR" TO GRANT AND TO ACCEPT WICE FREIGHT SERVICES INC., HEREINAFTER THE "LICENSEE" ONE SITE, NON-EXCLUSIVE LICENSE FOR USE OF THE LICENSOR'S WEB-BASED CARGO LOGISTICS PROGRAM.

2. THE INITIAL DEPOSIT FOR THE LICENSEE IS USD 5,000.00 (FIVE THOUSAND DOLLARS) FOR A MEMBERSHIP TRIAL PERIOD OF THREE MONTHS FROM THE DATING OF THIS AGREEMENT.

3. AT THE END OF THE TRIAL PERIOD, IF LICENSEE DOES NOT PROCEED WITH ITS FULL MEMBERSHIP, 50% OF THE INITIAL DEPOSIT SHALL BE REFUNDED BY THE LICENSOR TO THE LICENSEE WITH AN EXTRACT FROM LICENSEE'S EXISTING DATABASE TO AN ASCII FILE.

4. AT THE END OF THE TRIAL PERIOD, IF LICENSEE WISHES TO PROCEED WITH ITS FULL MEMBERSHIP, THE MONTHLY MEMBERSHIP FEE SHALL BE CHARGED BASED ON THE FEE SCHEDULE OUTLINED ON APPENDIX A. THE INITIAL DEPOSIT SHALL BE APPLIED TOWARDS THE MONTHLY FEE THEREAFTER AS CASH ON ACCOUNT.

5. MEMBERSHIP FEE SHALL BE DUE ON THE 1ST OF EACH CALENDAR MONTH WITH A GRACE PERIOD OF 5 DAYS.

6. LICENSEE SHALL BE RESPONSIBLE TO VERIFY THE NUMBERS OF MODULE USUAGES STATED ON ITS SITE BY THE END OF EACH WORK DAY. ANY DISCREPANCY MUST BE RECTIFIED BY THE LICENSOR ON THE FOLLOWING DAY. LICENSOR WILL PROVIDE A SUMMARY STATEMENT OF LICENSEE'S TOTAL DAILY MODULE USUAGES BY THE END OF EACH MONTH FOR ITS RESPECTIVE MONTHLY MEMBERSHIP FEE.

7. THE LICENSOR WILL PROVIDE TECHNICAL SUPPORT ON A 24-HOUR ONLINE BASIS.

8. THE LICENSEE IS RESPONSIBLE TO PROVIDE ADEQUATE AND EFFICIENT HARDWARE EQUIPMENTS AND TELEPHONE LINE FOR THIS INTERNET TECHNOLOGY BASED ON LICENSOR'S RECOMMENDED SPECIFICATIONS, TO ENSURE A SMOOTH AND EFFECTIVE OPERATION.

9. THE PROGRAM MATERIAL AND THE COPYRIGHT OF ALL INTELLECTUAL PROPERTY RIGHTS OF WHATEVER NATURE IN THE PROGRAM MATERIAL ARE AND SHALL REMAIN THE PROPERTY OF THE LICENSOR. ALL SUCH PROGRAM MATERIAL IS VALUABLE CONFIDENTIAL INFORMATION AND TO THE EXTENT THAT SUCH INFORMATION IS MADE AVAILABLE OR BECOMES KNOWN TO THE LICENSEE FOR THE PURPOSE OF THIS AGREEMENT, IT IS MADE KNOWN TO THE LICENSEE ONLY IN THE STRICTEST CONFIDENCE. THE LICENSEE WILL ENSURE THE PROGRAM IS USED ONLY AS LICENSED AND WILL NOT DISCLOSE THE SOFTWARE, PROGRAM MATERIAL OR ANY RELATED MATTER OR PART THEREOF AND SHALL TAKE ALL PRACTICABLE STEPS TO PREVENT THE TRANSFERENCE OF ANY PART THEREOF TO ANY OTHER PERSON.

10. THE LICENSEE MAY TERMINATE THIS AGREEMENT AT ANY TIME BY CEASING THE USE OF THE PROGRAM OR BE CONSIDERED TERMINATED AFTER A NON-USUAGE/TOTAL INACTIVE PERIOD OF 30 WORKING DAYS. REMAINING BALANCE OF THE MEMBERSHIP FEE BASED UPON THE LATEST MODULE USUAGES SHALL BE DUE IMMEDIATELY AND THE LICENSEE'S USER IDENTIFICATION NUMBER SHALL BE CANCELLED SIMULTANEOUSLY.

11. THE LICENSOR SHALL HAVE THE RIGHT TO TERMINATE THIS AGREEMENT BY WRITTEN NOTICE HAVING IMMEDIATE EFFECT IN THE EVENT THAT THE LICENSEE IS IN BREACH OF THIS AGREEMENT. THE LICENSEE SHALL HAVE 15 DAYS TO CURE ANY SUCH BREACH AGREED UPON BY THE LICENSOR IN WRITING.

12. UNDER NO CIRCUMSTANCES SHALL THE LICENSOR BE RESPONSIBLE FOR ANY DAMAGES, INCLUDING BUT NOT LIMITED TO CONSEQUENTIAL DAMAGES, LOST PROFITS OR ANY OTHER SPECIAL DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THE LICENSEE'S USE OF OR THE PERFORMANCE OF THE PROGRAM. NOTWITHSTANDING THE ABOVE, IN NO EVENT SHALL THE LICENSOR'S LIABILITY ARISING OUT OF OR BASED UPON THIS AGREEMENT EXCEED THE TRIAL MEMBERSHIP FEE OF USD 5,000.00 (FIVE THOUSAND DOLLARS).

13. THIS WRITING CONTAINS THE ENTIRE AGREEMENT OF THE PARTIES AND THERE ARE NO PROMISES, UNDERSTANDINGS, OR AGREEMENTS OF ANY KIND PERTAINING TO THIS CONTRACT OTHER THAN STATED HEREIN.

ACCEPTANCE

ALL OF THE ABOVE IS AGREED AND ACCEPTED IN FULL BY 3W CYBER LOGISTICS, INC. AND WICE FREIGHT SERVICES, INC., AS INDICATED HEREIN.

/S/ SIGNED
WICE FREIGHT SERVICES, INC.

OFFICE MANAGER
TITLE

8/2/00
DATE

/S/ SIGNED
3W CYBER LOGISTICS, INC.

PROJECT MANAGER
TITLE

8/2/00
DATE

APPENDIX A (FOR NO. 00-1001)

MEMBERSHIP FEE SCHEDULE:

ONE TIME MEMBERSHIP SETUP FEE : USD 500.00

PROGRAM MODULE USUAGE FEE : USD 0.50 PER MODULE

ANNUAL DATA STORAGE FEE : USD 0.10 PER MODULE

PROGRAM MODIFICATION FEE (OPTIONAL) : USD 5.00 PER ITEM